Exhibit n

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen Dynamic Municipal Opportunities Fund:

We consent to the use of our report included herein dated June 18, 2020, with respect to the financial statements of Nuveen Dynamic Municipal Opportunities Fund, and to the references to our firm under the headings “Legal Opinions and Experts” in the Prospectus and “Experts” in the Statement of Additional Information filed on Form N-2.

/s/ KPMG LLP

Chicago, Illinois

August 25, 2020